Exhibit 10.4

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([***]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

License Agreement

This LICENSE AGREEMENT (the “Agreement”) is dated as of April 30, 2026, by and among GreenLight Ventures LLC, a limited liability company (“GLV” or “Licensor”), and PONM, Inc., a North Carolina corporation (“PONM” or “Licensee”).

RECITALS

A. PONM is a wholly-owned subsidiary of GLV, formerly known as Project OBOT Network Management, LLC, a North Carolina limited liability company,

B. The Parties desire to replace the existing Contribution and License Agreement, dated August 1, 2025, and associated Addendum No. 1, between the Parties with this Agreement.

C. The Parties further desire that PONM obtain an exclusive license with respect to certain uses (“the PONM Field of Use”) of the Licensed Software (defined below) owned by GLV as described in this Agreement and identified on Appendix A and related Documentation.

D. GLV shall grant to PONM such exclusive license to the Licensed Software.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and undertakings contained in contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions

1.1 “Background Intellectual Property Rights” shall mean all Intellectual Property Controlled by a Party as of the Effective Date and/or obtained or developed by or on behalf of such Party outside the scope of the activities contemplated by the Agreement. “PONM Background Intellectual Property Rights” shall mean Background Rights Controlled by PONM. “GLV Background Intellectual Property Rights” shall mean Background Rights Controlled by GLV, including, but not limited to, the Licensed Software as listed in Appendix A.

1.2 “Bug Fixes and Security Patches” shall mean a change to any Software that allows such Software (i) to better establish or re-establish material conformity with the specifications for such Software, including patches, fixes, bug work-arounds and error corrections, (ii) to enhance or have better compatibility and/or integration, (iii) modify the interface, (iv) improve (but not materially additional) functionality, or to make more secure or include more up-to-date cybersecurity features.

1.3 “Confidential Information” shall mean any information provided by GLV to PONM in the course of performance of this Agreement, including but not limited to all or part of the Source Code of the Licensed Software, product plans, designs, configurations and architecture, research, development or know-how, that is designated by GLV as “confidential” or “proprietary.”

1.4 “Control” or “Controlled” shall mean, with respect to any item of Intellectual Property, that a Party owns or has a license to such Intellectual Property and has the ability to grant a license or sublicense to such Intellectual Property without violating the terms of any agreement with any third party.

1.5 “Derivative Work” means any work or product that embodies, is based on, arises out of, or results from, one or more pre-existing works or products, such as a revised, modified, improved, updated, enhanced, translated, abridged, condensed or expanded pre-existing work or product, or any other transformation or adaption, including an Enhancement. For the avoidance of doubt, Bug Fixes and Security Patches are a Derivative Work.

1.6 “Enhancement” means a modification or addition that, when made or added to the Licensed Software, materially changes its utility, efficiency, functional capability, or application, but that does not solely constitute an Error Correction. Bug Fixes and Security Patches are not Enhancements.

1.7 “GLV of Use” means any and all uses of the Licensed Software other than, and expressly excluding, uses within the PONM Field of Use, expressly including without limitation:

(a) web-based applications and software-as-a-service (SaaS) platforms;

(b) medical devices other than cranial electrotherapy stimulation (CES) devices;

(c) healthcare practice management, data analytics, and telehealth platforms;

(d) consumer health and wellness products and services;

(e) software development tools and platforms; and

(f) any other commercial or non-commercial purposes.

1.8 “Intellectual Property Rights” means any and all intellectual property, inventions (whether patentable or not), improvements, patent rights (including patent application and disclosures), copyrights, trade secrets, database rights, mask works, moral rights, know-how and other information of whatever nature and all rights pertaining thereto, whether unregistered or registered, in any manner or otherwise, including without prejudice to the foregoing generality, designs and drawings (including without limitation, electrical, mechanical, manufacturing and assembly designs and drawings), assembly, test and repair procedures, manufacturing and other processes and methods, specifications, bills of material, technical information and data, test results and manuals, whether in tangible or intangible form, design rights, semi-conductor topography rights, and all other legal rights protecting intangible proprietary information, now or hereafter in existence and in any part of the world.

1.9 “Licensed Software” means the Software listed in Appendix A.

1.10 “PONM Field of Use” means the use of the Licensed Software solely in connection with cranial electrotherapy stimulation (CES) devices or the diagnosis or delivery of related therapies, whether now in existence or developed in the future, expressly including without limitation:

(a) software that controls or operates such a CES device, whether or not embedded or integrated component into such CES device;

(b) patient-facing applications that interface directly with the CES device for diagnosis, therapy delivery or monitoring;

(c) web-based applications and software-as-a-service (SaaS) platforms for CES purposes only;

(d) CES healthcare practice management, data analytics, and telehealth platforms;

(e) CES consumer health and wellness products and services; and

(f) ancillary systems reasonably necessary for the CES device’s therapeutic functionality or such products or services.

1.11 “Object Code” means an intermediate, machine-language version of the Licensed Software which is generated by a compiler from Source Code.

1.12 “Software” means the computer programs, Source Code and Object Code, data, database structure, templates, user manuals, reference manuals and installation guides, or portions thereof, and other documentation used in conjunction with the software and all other related items provided by Licensor to Licensee on any media and in any format, including by download, cloud or other access, during the term of this Agreement.

1.13 “Source Code” means, with respect to any Software, the full source language, human-readable statement of such Software and complete source materials, user documentation and program maintenance documentation for and interface and programming information with respect to such Software, including all available flow charts, schematics, programmers’ notes and annotations which comprise the precoding detailed design specifications for such Software, together with all configurations, settings, compiler switches, library routines and files, data files, templates and the like necessary or desirable for creating the executable code form of such Software, all in a form suitable for reproduction by computer and photocopy equipment, and all Software necessary to convert such source code into the executable code form of such Software; provided, that Source Code shall not include source code of Third Party Code except to the extent Licensor shall have transferable rights thereto.

1.14 “Third Party Code” means any instructions or sequences of instructions, in whatever form embodied, and other Intellectual Property which is included in, or as part of, or used in connection with Licensed Software and which require the consent (whether subject to royalty or otherwise) of a party other than the Parties to this Agreement or any of their respective affiliates in order for Source Code to be transferred to and used by Licensee, or to be sold or licensed by Licensee as herein contemplated or for any of the Software included in or used with Licensed Software to be sold, published, modified, licensed or otherwise marketed by Licensee, in each case without any royalty or similar obligation.

1.15 “Use” means the right to make, use, have made, sell, offer for sale, import, develop, modify, enhance, improve, upgrade, create new versions and Derivative Works, distribute, perform, reproduce, maintain, support, display, translate, and exploit, in all languages and in any and all media now or hereafter known, including electronic transmission.

2. License Grant.

2.1 Grant. Subject to the terms and conditions of this Agreement, GLV hereby grants to PONM the sole and exclusive, perpetual, irrevocable, worldwide, royalty-free, transferable, sublicensable, license to Use the Licensed Software, including the Source Code to the portions of the Licensed Software currently owned or controlled by GLV, and which Licensor may from time to time hereafter own or control, in all languages and in any and all media now or hereafter known, including electronic transmission and cloud access, solely within the PONM Field of Use. PONM shall have the right to produce Derivative Works from Licensed Software with functionality different than Licensed Software. Such Derivative Works shall not be deemed Improvements to the Licensed Software.

2.2 Deliverables. Upon execution of this Agreement, GLV shall provide PONM with a copy of the Source Code for the Licensed Software, including the deliverables indicated in Appendix B (“Deliverables”) in electronic form. By execution of this Agreement, PONM acknowledges that the Deliverables will be delivered to PONM “in accordance with the representations and warranties set forth in Section 6.”

2.3 Restrictions on GLV. GLV shall neither itself nor grant others the right to Use the Licensed Software within the PONM Field of Use.

2.4 GLV Retained Rights. Except for the license rights expressly granted to PONM in Section 2.1, GLV retains all rights, title, and interest in and to the Licensed Software, including without limitation all rights to Use such Software within the GLV Field of Use.

2.5 No Implied License. No licenses or rights are granted by implication, estoppel, or otherwise. No license or right is granted to PONM to use the Licensed Software for any purpose other than within the PONM Field of Use.

3. Certain Covenants

3.1 Trademarks. No Party shall use any trademark, tradename or logo of the other Party without prior written authorization of such Party; provided, that PONM may identify GLV as developer of the Licensed Software and may use GLV’s name and describe its arrangements with GLV as reasonably necessary in maximizing its Use of the Licensed Software.

4. Ownership of Intellectual Property

4.1 Background Intellectual Property Rights. The Background Intellectual Property Rights of a Party shall remain under Control of that Party. No Party is entitled to use or grant any right in or to the other Party’s Background Rights except as explicitly set forth in this Agreement or agreed to by the Parties in writing.

4.2 No Patent Rights.

(a) The Parties acknowledge and agree that neither Party shall be required to apply for, maintain, or enforce any patent rights with respect to the Licensed Software; provided, that neither the filing, grant or issuance of any patent rights with respect to any Licensed Software shall affect or impair any rights of PONM hereunder.

(b) Notwithstanding the foregoing, if GLV elects to pursue patent protection covering GLV Background Intellectual Property Rights, PONM shall have a non-exclusive, perpetual, royalty-free license to Use such patent rights solely within its Field Use.

5. Representations and Warranties. GLV hereby represents and warrants as follows:

5.1 Authority. GLV has all necessary right, title, and authority to enter into this Agreement and to grant the licenses granted hereunder. GLV owns or has sufficient rights in the Licensed Software to grant the exclusive license in Section 2 and all Intellectual Property Rights therein, including all copyrights and other rights that are necessary for PONM to pursue its licensed activities in accordance herewith.

5.2 No Conflict. Neither the execution, delivery or performance of this Agreement, nor any of the other transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional or subsequent events): (a) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any contract or agreement by GLV, or (b) give any person or entity the right to: (i) declare a default or exercise any remedy under any such contract or agreement; (ii) accelerate the maturity or performance of any such contract or agreement; (iii) cancel, terminate or modify any such contract or agreement. Additionally, GLV has not granted any third party any rights that would interfere with, overlap with, or diminish the exclusive license granted hereunder to the Licensed Software with respect to the PONM Field of Use.

5.3 Third Party Code. Set forth on Appendix C is a true, correct and complete list of the Third Party Code and copy of each license or other agreement applicable to GLV’s right to use such Third Party Code (each, a “Third Party Software Agreement”) incorporated into the Licensed Software. No Third Party Software Agreement prohibits or restricts Use of the Licensed Software in connection with the PONM Field of Use. PONM shall be solely responsible for obtaining any licenses to any other Third Party Code that it incorporates into its Use of the Licensed Software. Nothing in this Agreement shall be construed to grant rights in Third Party Code beyond those provided in the applicable Third Party Software Agreements.

5.4 No Royalty Obligation. Use of the Licensed Software by PONM within the PONM Field of Use will not give rise to any royalties, fees, commissions or other amounts payable by PONM to GLV or any other person or entity.

5.5 IP Ownership.

(a) GLV is the sole and exclusive owner of all right, title and interest in and to the Licensed Software, free and clear of any liens, claims and encumbrances of any nature whatsoever, other than Third Party Code Agreements listed Exhibit C, and with respect to any exclusive license or similar exclusive right in any field or territory, such field or territory limitation or restriction).

(b) Each employee and contractor who is or was involved in the creation or development of any Licensed Software has signed a valid and enforceable agreement containing an irrevocable assignment of Intellectual Property pertaining to such Licensed Software to GLV and confidentiality provisions protecting such Licensed Software, and no such employee or contractor has any obligation to any university or other Person with respect to such Licensed Software.

(c) Sufficiency. The rights licensed to PONM hereunder constitute all rights reasonably necessary for PONM to Use the Licensed Software, including to load, compile and operate the Licensed Software, in the manner in which such business is currently being conducted or contemplated, in its Field of Use. Both the Source Code and Object Code versions of the Licensed Software will be delivered in accordance with the representations and warranties set forth in this Section 5; provided, that both the Source Code and Object Code versions of the Licensed Software will compile without any other Software.

5.6 Infringement. To the knowledge of GLV or its affiliates, the Use of the Licensed Software as delivered to Licensee on the Effective Date and used in accordance with this Agreement and the documentation does not infringe, violate or make unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person.

(a) GLV nor any of its affiliates have not received any written claim, notice or other communication relating to any actual, alleged or suspected infringement, misappropriation or violation by the Use of the Licensed Software of any Intellectual Property of another Person, including any letter or other communication suggesting or offering that GLV or any of its affiliates obtain a license to any Intellectual Property of another Person (including without limitation, employees of or consultants to GLV).

(b) There are no claims, actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of GLV or its affiliates, threatened against GLV or any affiliate thereof, regarding ownership or infringement of the Licensed Software or which could adversely affect the Licensed Software by Licensee, or PONM right to Use or license the Licensed Software within the PONM Field of Use.

(c) To the knowledge of the GLV or its affiliates, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Licensed Software.

5.7 Malicious Code Warranty. GLV warrants that the Licensed Software, the Deliverables, Source Code and Object Code, have been or will be delivered to PONM free of any “back door, “time bomb,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

5.8 No Source Code Escrows. GLV has not disclosed, delivered or licensed to any Person or agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Source Code with respect to the Licensed Software, other than disclosures to employees, contractors and consultants (i) involved in the development of such Source Code and (ii) subject to a written confidentiality agreement.

5.9 Open Source Code. For purposes of this Agreement, “Open Source Code” means software distributed under any open-source or free-software license, including but not limited to GPL, LGPL, MPL, BSD, Artistic License, Apache, or similar terms. The Licensed Software may contain Open Source Code provided that such Open Source Code:

(a) is used in compliance with its applicable license;

(b) does not require PONM to disclose or license any portion of the Licensed Software or any proprietary source code;

(c) does not impose any Copyleft, reciprocal licensing, or open-source release obligation on PONM or on any proprietary component of the Licensed Software or Improvements; and

(d) does not otherwise restrict PONM’s permitted uses under this Agreement.

(e) GLV shall not incorporate Open Source Code governed by a Copyleft License (including GPL or AGPL) in a manner that would require disclosure of GLV’s proprietary code.

5.10 Notice. Seller shall promptly notify Buyer if it becomes aware of any potential Infringement claim or if any of its representations are or become untrue.

5.11 Performance and Cooperation. GLV agrees to use commercially reasonable efforts to correct or provide a reasonable workaround for any material defect in the Licensed Software that prevents Licensee from exercising its rights GLV within the PONM Field of Use. Such cooperation shall not create an ongoing support obligation beyond this warranty.

5.12 Disclaimer. Except as expressly provided in this Section 6, the Software is provided “as is” and without other warranty of any kind, whether express, implied, statutory, or otherwise, including but not limited to warranties of merchantability and fitness for a particular purpose.

6. Indemnification; Limitation on Liability

6.1 By Each Party. Each Party (the “Indemnifying Party”) shall indemnify, defend, and hold harmless the other Party and its affiliates, officers, directors, employees, and agents (each, an “Indemnified Party”) from and against any and all third-party claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) to the extent arising out of or relating to: (a) the Indemnifying Party’s breach of this Agreement (including its warranties in Section 5, including Section 5.6); or (b) the Indemnifying Party’s gross negligence or willful misconduct.

6.2 Procedures. The Indemnified Party shall promptly notify the Indemnifying Party of any claim subject to indemnification, provide reasonable cooperation (at the Indemnifying Party’s expense), and allow the Indemnifying Party sole control of the defense and settlement of such claim, provided that the Indemnifying Party shall not settle any claim in a manner that imposes monetary obligations on, or admits fault by, the Indemnified Party without the Indemnified Party’s prior written consent.

6.3 Limitation of Liability. Except for (a) a breach of Section 2.3 (Non-Interference; Non-Use), Section 5.3 (Third Party Code), Section 5.7 (Infringement), Section 6.8 (Malicious Code Warranty), Section 8 (Confidentiality), (b) any infringement of a patent, trademark, copyright or other Intellectual Property Right, or (c) each Party’s indemnification obligations under this Section 6, or (d) fraud, gross negligence or willful misconduct, (i) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS OR REVENUE), EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

7. IP Indemnification.

7.1 GLV shall indemnify PONM for any third-party claim that the Licensed Software, as delivered by GLV as of the date of Execution and Used in accordance with this Agreement within the PONM Field of Use, infringes such third party’s patent, copyright, or trade secret, provided that: (i) PONM promptly notifies GLV of the claim; (ii) GLV has sole control of the defense and settlement; provided, that PONM shall be entitled in each instance to participate through counsel of its selection and at its own expense; and (iii) PONM reasonably cooperates in the defense.

7.2 If the Licensed Software becomes, or in GLV’s opinion is likely to become, the subject of an infringement claim by a third party, GLV may, at its option and expense: (i) procure for PONM the right to continue using the Licensed Software; or (ii) replace or modify the Licensed Software to make it non-infringing while maintaining substantially similar functionality and operationality

7.3 GLV shall have no obligation under this Section 7 for claims to the extent arising from: (i) modifications made to the Licensed Software by PONM without GLV’s involvement or approval to the extent the infringement arises from such modifications and would not be infringing but for such modifications; (ii) Use of the Licensed Software in combination with non-GLVGYP products to the extent the infringement arises from the combination and would not be infringing but for such combination; or (iii) PONM’s continued Use of the Licensed Software after GLV has provided a functionally and operationally equivalent non-infringing replacement or modification.

8. Infringement by a Third Party

8.1 Each Party shall as soon as reasonably practicable notify the other of any infringement or potential infringement of the Intellectual Property Rights being licensed hereunder which comes to that Party’s attention.

8.2 Upon receiving notice of a potential infringement, if such infringement occurs within PONM’s Field of Use, GLV shall take such steps as it deems appropriate and reasonable to protect and enforce its rights in the Licensed Software, including the rights exclusively licensed to PONM. PONM shall be entitled to participate in such enforcement through counsel of its selection and at its own expense. Any monetary recovery (after reimbursement of GLV and PONM’s enforcement costs) shall be retained by GLV to the extent that damages related directly to the Use of the Licensed Software within the GLV Field of Use, with any balance remitted to PONM.

8.3 If GLV elects not to take or continue an enforcement action against a third-party infringement or misappropriation of the Intellectual Property Rights licensed hereunder within the PONM Field of Use within ninety (90) days after receiving written notice of such infringement from PONM or a third party, then PONM shall have the right, but not the obligation, to bring suit or take other enforcement action in the name of the GLV or, if required, in its own name with GLV’s cooperation, and to control such proceeding; provided that:

(a) GLV shall bear all costs, expenses, and liabilities associated with such action;

(b) PONM see shall keep GLV reasonably informed;

(c) GLV shall reasonably cooperate and join as a nominal party plaintiff if necessary to maintain standing, executing such papers as may be required; and

(d) any monetary recovery (after reimbursement of GLV’s reasonable enforcement costs) shall be retained by PONM. PONM may settle any such actions to the extent within the scope of its license hereunder through counsel of its selection; provided, however, that GLV shall be entitled in each instance to participate through counsel of its selection and at its own expense.

8.4 No settlement, consent judgment or other voluntary final disposition of the suit by a Party to the extent not within the scope of its Field of Use hereunder may be entered into without the written consent of the other Party, and neither Party shall be free to settle the same without the consent of the other Party if by the settlement the other Party would be obliged to make payments or its rights affected in any manner, including without limitation by participation by a third party in its Field of Use.

9. Confidentiality

9.1 Each Party hereunder acknowledges and agrees that the Source Code of the Licensed Software licensed under Section 2 of this Agreement are and will be valuable trade secret, confidential and proprietary information of GLV. Each Party shall only permit persons having a need to know and use such disclosed information within its Field of Use under this Agreement to have access to and/or Use such disclosed information for such purpose, and then only within its Field of Use; provided that before any such disclosure that Party shall make such individual recipients aware of the obligations of confidentiality under this Agreement. Each Party shall be responsible for the unauthorized use or disclosure of any such Confidential Information by any of its employees. Except as otherwise provided in this Agreement, neither Party shall sell, transfer, publish, disclose, display or otherwise make available any portion of the disclosed Source Code to others. Each Party shall use its reasonable best efforts to cooperate with and assist the other party in identifying and preventing any unauthorized use, copying or disclosure of any such disclosed information or any portion thereof or of any trade secrets contained therein.

9.2 Notwithstanding the provisions of Section 9.1, each Party may engage or work in any capacity with its affiliates, including its respective employees and agents, and shall also be entitled to disclose the Source Code to, and enter into agreements with, developers, jobbers, manufacturers and other persons and companies providing software development, platform management and other technical services to it and to actual and prospective investors in, lenders to, joint venture partners/members with, and licensors and sublicensees of, it or an affiliate thereof or the business thereof related to Source Code or to third parties duly licensed or sublicensed in accordance with this Agreement to use the Source Code of the Licensed Software or any disclosure in connection with a bona fide escrow arrangement for the benefit of any thereof (together with such affiliates, “Permitted Third Parties”), in each case without approval of the other Party; provided that any such disclosure to, or activities of, or Use by a Permitted Third Party with respect to Source Code shall be in connection with the pursuit of the disclosing Party’s Field of Use, and so long as the disclosing Party (i) obtains from each such receiving party its agreement to keep the Source Code confidential and not to use the Source Code other than for evaluative or due diligence purposes, in the performance of services for such Party or within its Field of Use, as applicable, and (ii) establishes and enforces strict guidelines for accessing, handling and storage of the Source Code, which guidelines shall not be less restrictive than the recipient treats it own proprietary and confidential information of a similar nature.

9.3 Notwithstanding the foregoing, the confidentiality obligations of the Parties shall not extend to information that:

(a) is or becomes generally available to the public through a source other than the receiving party;

(b) is independently made available to the receiving party as a matter of right by a third party without obligations of secrecy, provided such third party did not acquire such information directly or indirectly from the disclosing party; or

(c) is independently developed by or for the receiving party by persons who did not access Confidential Information of the disclosing Party not excepted in subparagraphs (a) and (b) above.

9.4 Each Party shall maintain the confidentiality of this Agreement. Without limiting the foregoing, no party shall disclose or make available to any person, firm or entity a copy, summary or extract of this Agreement or any of the terms hereof, except to the extent reasonably required for compliance with securities and other laws, purposes of due diligence, and accounting requirements or in connection with permitted transfers or sublicensing or product or service development or supply.

9.5 Any breach of the restrictions contained in this Section 9 is a breach of this Agreement which may cause irreparable harm to the non-breaching Party. Any such breach shall entitle the non-breaching Party to injunctive relief in addition to all other legal remedies.

10. Effective Date; Termination

10.1 This Agreement shall continue in effect, unless terminated pursuant to Section 10.2.

10.2 GLV shall be entitled to terminate the licenses granted to PONM hereunder forthwith by written notice to PONM if PONM or any of its affiliates initiates affirmative litigation challenging or assists any third party to challenge GLV’s ownership of the Intellectual Property Rights licensed to PONM hereunder, provided that this provision shall not apply to: (i) defensive claims or counterclaims raised in response to litigation initiated by GLV or its affiliates, or assertions and claims with respect to PONM’s co-ownership rights; (ii) claims against third parties for infringement where GLV is not a party; (iii) good faith requests for clarification of ownership of works under Section 4; or (iv) disclosures or claims required by law or regulation, including regulatory submissions to the FDA.

10.3 Effect of Termination. Upon termination of this Agreement:

(a) the rights and obligations of each of the Parties accrued as at the date of terminations shall continue in full force and effect; and

(b) the irrevocable, perpetual license granted to PONM under Section 2.1 shall survive except in the event of a termination caused by PONM’s uncured material breach under Section 10.2.

10.4 In the event of termination of a license granted hereunder pursuant to Section 10.2, the PONM shall:

(a) cease any and all use of the Intellectual Property Rights licensed to it hereunder;

(b) terminate any and all sublicenses and take all such action as may be necessary to ensure that each sublicense has ceased any and all use of the Intellectual Property Rights licensed to sublicensee by it;

10.5 The rights and obligations of the Parties set forth in this Section 10.5 and Section 1 (Definitions), Section 6, Section 7, Section 9, and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

11. Export Regulations. All technical data or commodities of United States origin made available directly or indirectly hereunder shall be used subject to and in accordance with any applicable laws and regulations of the departments and agencies of the United States Government. Each Party agrees not to export or re-export, directly or indirectly, any technical data of United States origin acquired from the other Party or any commodities using such data to any destination requiring United States Government approval for such re-export until a request for approval, if necessary, has been submitted to and granted by the United States Government.

12. Amendments. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Parties hereto. Any provision of this Agreement may be waived if the waiver is in writing and signed by the Party to be bound. No amendment, modification, or waiver shall be deemed to have been made by implication, course of conduct, or acceptance of performance, and any amendment shall expressly reference this Agreement.

13. Assignment, Sublicensing, and Subcontracting

13.1 Except for the license and sublicense provisions as set out herein, neither Party shall assign or transfer this Agreement or its rights under this Agreement in whole or in part, nor purport to assign, transfer or subcontract any or all of its obligations or rights under this Agreement without the prior written consent of the other Parties, except that each Party may transfer or assign this Agreement and the rights and obligations contained herein to an affiliate or an entity succeeding to substantially all of its assets or business related to the Licensed Software, or stock, whether by merger, consolidation, acquisition or otherwise, provided that:

(a) any such assignment by a Party shall remain subject to its Field of Use restrictions set forth in Section 2;

(b) any such assignment by GLV or its affiliates shall be expressly made subject to PONM’s perpetual license rights under Section 2, which shall remain binding upon any successor, assignee, or transferee; and

(c) no assignment or transfer shall expand or modify the scope of such rights.

14. Bankruptcy.

14.1 All rights, licenses, privileges, releases, non-assertions, and immunities granted under or pursuant to this Agreement by GLV to PONM are, and shall otherwise be deemed to be, for the purpose of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code. The parties hereto agree that PONM, as licensee of such rights under this Agreement, shall retain and may fully exercise, and shall be entitled to all rights and protections afforded to licensees of intellectual property with respect to, all of their rights and elections under the Bankruptcy Code.

14.2 The Parties hereto further agree that, if a Bankruptcy Code case is commenced by or against GLV (the “Bankrupt Party”) and this Agreement is rejected as provided in the Bankruptcy Code, then GLV (in any capacity, including debtor-in-possession) and their successors and assigns (including, without limitation, a Bankruptcy Code trustee) shall take such steps as are necessary to permit PONM to exercise all of their rights under this Agreement.

14.3 Accordingly, if the trustee or debtor-in-possession rejects this Agreement, PONM may elect to retain its rights under this Agreement (including any exclusivity) as provided in Section 365(n).

14.4 The Bankrupt Party agrees that it will not interfere with PONM’s rights under Section 365(n) and that any trustee, receiver, or successor shall be bound by those rights.

14.5 Nothing in this Section 14 shall be deemed to transfer ownership of any intellectual property from the Bankrupt Party to PONM.

(a) All rights, powers, and remedies of PONM provided under this Section are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity (including, without limitation, the Bankruptcy Code) in the event of any such commencement of a bankruptcy proceeding by or against GLV. PONM, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including the Bankruptcy Code and PONM’s rights to obtain specific performance or similar relief to enforce Section 365(n)) in such event.

(b) For the avoidance of doubt, nothing in this Section shall be construed as an “ipso facto” clause prohibited by 11 U.S.C. Section 365(e).

15. Waiver. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

16. No Third Party Beneficiaries. The provisions of this Agreement are intended for the sole benefit of the Parties and there are no third party beneficiaries, except that indemnitees are third party beneficiaries of Sections 6 and 7 (Indemnification) and (IP Indemnification).

17. Further Assurances. From time to time, at the request of any Party without further consideration, the other parties will execute and deliver to such Party such other documents, instruments, and assurances, and take such other action, as such party may reasonably request in order to give full effect to the intent and purposes of this Agreement, including without limitation to effectuate any assignment or transfer consistent with Sections 2 or 13.

18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto.

19. Notices. Any notice required to be given hereunder by a Party shall be in writing and shall be served by sending the same by recorded delivery post to the address of the other Parties as given above or to such other address as that Party may have previously notified to the Party giving address as its address for such service. Notices sent in accordance with this Section 18 will be deemed effective: (a) when received or delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the second (2nd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

20. Entire Agreement. This Agreement shall govern the parties’ rights to the Licensed Software, notwithstanding any default ownership rules under applicable law. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the Parties with respect to the subject matter hereof.

21. Captions. The captions and headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

22. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of North Carolina, without regard to the conflicts of law rules of such state.

23. Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

GREENLIGHT VENTURES LLC

By:	/s/ [***]
Name:	[***]
Title:	Member

PONM, INC.

By:	/s/ [***]
Name:	[***]
Title:	Member

Appendix A

Licensed Software

A-1

Appendix B

Deliverables

B-1

Appendix C

Third Party Code

C-1